April 19, 2012 Earnings Presentation First Quarter 2012 First Quarter 2012 Myers Industries, Inc. Exhibit 99.2

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 and are based on current indicators and expectations.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe,"
"expect," or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You should review this presentation with the understanding that actual future results may be materially different from what we expect.  Many of the factors that will determine these results are beyond our ability to control or predict.  You are cautioned not to put undue reliance on any forward-looking statement.  We do not intend, and undertake no obligation, to update these forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.  Such risks include:
(1) Fluctuations in product demand and market acceptance
(2) Uncertainties associated with the general economic conditions in domestic and international markets
(3) Increased competition in our markets
(4) Changes in seasonality
(5) Difficulties in manufacturing operations, such as production outages or maintenance programs
(6) Raw material availability
(7) Fluctuations in raw material costs; fluctuations outside the “normal” range of industry cycles
(8) Changes in laws and regulations and approvals and decisions of courts, regulators, and governmental bodies
Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersind.com and at the SEC.gov web site.

Safe Harbor Statement

- **Sales increased 1.7% to $198.8M**
  - Strong sales in Engineered Products - 33.3% year-over-year increase
  - Distribution sales increased 2.7% year-over year
- **Gross margin expanded 150 basis points to 29.2%**
  - Operations Excellence initiatives drove productivity improvements and cost savings
  - Favorable product and customer mix
- **Adjusted EPS increased 50% to $0.30**

*See reconciliation of Non-GAAP measures
on slide 11.
Q1 2012 Highlights
$0.19
$0.29
$0.00
$0.05
$0.10
$0.15
$0.20
$0.25
$0.30
$0.35
Q1 2011 Q1 2012
Earnings Per Share
$0.20
$0.30
$0.00
$0.05
$0.10
$0.15
$0.20
$0.25
$0.30
$0.35
Q1 2011 Q1 2012
Earnings Per Diluted
Share - Adjusted*

P&L   Q1 Q1
Highlights 2012 2011 B/(W)
Net sales $198.8 $195.5 1.7%
Gross
margin 29.2% 27.7% 5.4%
SG&A $40.9 $41.7 1.9%
Net
income -
adjusted* $10.1 $7.1 42.3%
Effective
tax rate 37.7% 39.6%
EPS -
adjusted* $0.30 $0.20 50.0%
Cash & Q1 Q1
B/S Highlights 2012 2011
Operating cash
flow ($6.4) ($0.4)
Capital
expenditures $3.1 $2.5
Dividends $2.3 $2.3
Debt -
net of cash $76.9 $67.2
2012 Q1 Financial Summary

Q1 Results
Soft sales in less profitable
manufacturing and automotive
markets
Favorable customer and product mix
from sales to agricultural and food
processing markets
Operations Excellence initiatives
including use of alternative materials
and productivity improvements
generated cost savings
Segment Commentary
MHEM index currently estimating
single digit growth in 2012
Anticipate soft sales in Q2 compared
to last year due to a delay in the
timing of orders

Segment Review – Material Handling
$65.7
$65.2
$63
$66
Q1 2011 Q1 2012
Net Sales
$10.3
$13.2
$0
$2
$4
$6
$8
$10
$12
$14
Q1 2011 Q1 2012
EBIT - Adjusted

Segment Review – Lawn & Garden
$67.2
$59.2
$54
$57
$60
$63
$66
$69
Q1 2011 Q1 2012
Net Sales
$3.9
$1.2
$0
$2
$4
$6
Q1 2011 Q1 2012
EBIT - Adjusted
Q1 Results
Sales soft in Q1 as result of the
acceleration of orders into Q4 of
2011 and high customer inventory
levels in Q1 of 2012
Decrease was  partially offset
through profit improvement plan
and operations excellence
initiatives
Segment Commentary
Seeing a strengthening in the
market beginning in Q2 due
to favorable weather

Q1 Results

- Customer Dedication and Innovation initiatives continued to drive new product and service sales

- Strong supplies vs. equipment product mix contributed to margin expansion

Segment Commentary

- High fuel costs drive miles driven and replacement tire sales down

7 Segment Review – Distribution $41.6 $42.7 $39 $42 $45 Q1 2011 Q1 2012 Net Sales $3.3 $3.9 $2 $4 Q1 2011 Q1 2012 EBIT - Adjusted

<u>Q1 Results</u>

- Sales strong in transplant auto, marine and custom markets (including contract manufacturing)

- Favorable product mix contributed to margin expansion

<u>Segment Commentary</u>

- Expect continued penetration from sales of new EPA approved marine fuel system

- Anticipate that demand in the transplant auto and custom markets will return to more normal levels by the end of Q2

8 $27.9 $37.2 $0 $5 $10 $15 $20 $25 $30 $35 $40 Q1 2011 Q1 2012 Net Sales $2.9 $4.7 $0 $2 $4 $6 Q1 2011 Q1 2012 EBIT - Adjusted Segment Review – Engineered Products

Outlook
Strong start and consistent execution of strategic principles should lead to solid performance in 2012
Timing of food processing and agricultural orders may shift
demand to the second half of the year in Material Handling
Beginning in Q2, favorable weather should strengthen the
market in Lawn & Garden
Anticipate combating continued headwinds in Distribution
due to higher fuel prices which drive down miles driven and
replacement tire sales
Continued strength in the marine market as boat builders
switch to our EPA approved fuel tank in Engineered Products
Return to more normal demand in transplant auto and
custom markets in Engineered Products by the end of Q2

Appendix

2012 2011
Material Handling
Income before taxes as reported 13.2 $    10.3 $
Income before taxes as adjusted 13.2 10.3
Lawn & Garden
Income before taxes as reported 1.2 3.9
Income before taxes as adjusted 1.2 3.9
Distribution
Income before taxes as reported 3.5 3.1
Restructuring expenses 0.4 0.2
Income before taxes as adjusted 3.9 3.3
Engineered Products
Income before taxes as reported 4.6 2.8
Restructuring expenses 0.1 0.1
Income before taxes as adjusted 4.7 2.9
Corporate and interest expense
Income (loss) before taxes as reported (6.5) (9.0)
Restructuring and other adjustments 0.1 0.3
Income (loss) before taxes as adjusted (6.4) (8.7)
Consolidated
Income before taxes as reported 16.0 11.1
Restructuring expenses and other adjustments 0.6 0.6
Income before taxes as adjusted 16.6 11.7
Income taxes at 39% 6.5 4.6
Net Income as adjusted 10.1 $    7.1 $
Note: Numbers in the Corporate and interest expense section above may be rounded for presentation purposes.
MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Quarter Ended
March 31,
INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)
(Dollars in millions)
Reconciliation of Non-GAAP Measures